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Contact:  Jerry R. Welch
          Chief Executive Officer
          Gina Shauer
          Chief Financial Officer
          (818) 707-7100



FOR IMMEDIATE RELEASE

             The Right Start, Inc. Announces Fiscal 1997 Results,
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                 New Financing and Store Openings and Closings
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Westlake Village, California -- April 23, 1998 -- The Right Start, Inc. (NASDAQ
- RTST) today reported financial results for the thirteen and fifty-two weeks ended January 31, 1998. In addition, the company announced the completion of new financing and proposed changes to its capital structure and also announced its store opening and closing plans for fiscal 1998.

For the fifty-two weeks ended January 31, 1998, the company reported sales of $38,521,000 and a net loss of $9,241,000, or $1.01 per share. For the thirteen weeks ended January 31, 1998, sales were $9,413,000, with a net loss of $3,244,000, or $0.32 per share. Included in sales for the full year were retail sales of $31,107,000 and catalog sales of $7,414,000, while the fourth quarter consisted of retail sales of $8,212,000 and catalog sales of $1,201,000. The net loss for both the full year and fourth quarter include asset write-offs and related charges of $1,905,000 and $1,577,000, respectively, due to the planned closure of certain regional mall retail stores, the relocation of the company's east coast distribution facility and the write-off of non-performing assets related to the move of the company's corporate office. Finally, the company ended fiscal 1997 with 43 stores in operation, compared to 37 at February 1, 1997.

In 1997, the company elected to change its fiscal year end to the Saturday closest to January 31, from the Saturday closest to May 31. As a result, for fiscal 1996 the company reported results for a thirty-three week transition period from June 2, 1996 to February 1, 1997. For the thirty-three weeks ended February 1, 1997, sales were $27,211,000 and the company incurred a net loss of $5,378,000, or $0.67 per share. Included in the sales for the thirty-three week period were retail sales of $19,576,000 and catalog sales of $7,635,000. The net loss for the transition period includes one time costs and expenses of $1,058,000 related to the write-off of non-performing assets, executive severance, income tax expense recognized on the revaluation of the company's deferred tax asset and prepayment penalties incurred in the replacement of the company's credit facility.

In addition, the company announced that it has completed a private placement of non-interest bearing Senior Subordinated Notes in an aggregate principal amount of $3,850,000, together with Warrants to purchase an aggregate of 3,850,000 shares of common stock exercisable at $1.00 per share. The new securities were sold for an aggregate purchase price of $3,850,000 and were purchased principally by affiliates of the company. The proceeds from
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the sale of the new securities are to be used for new store growth and working capital. In connection with the sale of the new securities, the company reported that it has entered into an agreement with all of the holders of the company's existing subordinated debt securities, representing an aggregate principal amount of $6,000,000. Pursuant to the agreement, each holder waived its rights to the payment of interest which would have been due on or after February 28, 1998 under the existing subordinated debt securities. In addition, each holder of the existing subordinated debt securities, as well as each holder of the new subordinated debt securities, agreed to exchange all of its subordinated debt securities, together with any warrants issued in connection therewith, for newly issued preferred stock having a liquidation preference equal to the principal amount of the subordinated debt securities to be exchanged therefor and on the terms set forth in the next sentences. Holders of $3,000,000 principal amount of existing subordinated debt securities elected to receive Series A preferred stock which will have no fixed dividend rights, will not be convertible into common stock, and will be mandatorily redeemable by the company in May 2002. Holders of $3,000,000 principal amount of existing subordinated debt securities elected to receive Series B convertible preferred stock which will have no fixed dividend rights, will be convertible into common stock at a price per share of $1.50 and will not be mandatorily redeemable by the company. Holders of the $3,850,000 principal amount of new subordinated debt securities will receive Series C convertible preferred stock which will have no fixed dividend rights, will be convertible into common stock at a price per share of $1.00 and will not be mandatorily redeemable by the company. The issuance of the shares of preferred stock upon exchange of the subordinated debt securities is subject to the approval of the company's shareholders, which approval the company expects to obtain at its annual meeting scheduled to be held in July 1998. After the proposed exchange is completed, the company expects that it will have no funded debt outstanding, other than borrowings under the company's $13,000,000 bank credit facility, of which $3,000,000 is currently outstanding.

Finally, the company announced its store opening and closing plans for fiscal 1998. For the year ending January 31, 1999, the company expects to open 6 or more of its new street location formats, while closing 8 to 9 of its major regional mall formats. Currently, the company has 43 stores, of which 4 are street locations, 38 are mall sites and 1 is an outlet mall location.

Jerry R. Welch, Chairman and Chief Executive Officer, said "Although 1997 was a difficult year, we now believe we are on the right track with our retail store concept. During the year, we updated and refined our original street location format and opened two of these stores in Los Angeles in November. Both stores are performing well and we are very encouraged by the results of all 4 of our street locations. Regarding our regional mall format, we have implemented plans to close 8 to 9 underperforming stores pending final negotiations with the landlords. After these closings, we will have a very solid base of 29 to 30 regional mall locations from which to grow our retail store base."

Mr. Welch also added, "After giving effect to our recently completed private placement and the proposed exchange of subordinated debt for Preferred Stock, our capital structure will be much improved with no debt except for that outstanding under our bank credit facility. Further, we now have the capital in place to fund our 1998 expansion plans of 6 or more stores

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in our new street location format and position the company for future growth in
1999 and beyond."

The Right Start, Inc. is a leading merchant of unique, high quality products for infants and young children, which are distributed through its 40 retail stores and The Right Start Catalog.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this press release are intended to be subject to the safe harbor protection provided by Sections 27A and 21E. All forward-looking statements involve risks and uncertainties. Although the Company believes that its expectations are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not materially differ from its expectations. For factors that may cause actual results to materially differ from expectations and underlying assumptions, see the Company's Registration Statement on Form S-3 (File No. 333-08175) and periodic reports, including the Company's Annual Report on Form 10-K for the Company's most recently completed fiscal year filed by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.

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